EXHIBIT 23.1

                                 COMPUMED, INC.
              FORM 10-KSB FOR THE PERIOD ENDED SEPTEMBER 30, 2006

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8 and Forms S-3 and each related Prospectus pertaining to the 1992 Stock Option Plan, 2002 Stock Option Plan, the 2003 Stock Incentive Plan, and the 2006 Stock Incentive Plan of CompuMed, Inc. of our report dated November 21, 2006, with respect to the balance sheet of CompuMed, Inc. as of September 30, 2006 and the related statements of operations, stockholders' equity and cash flows for the years ended September 30, 2006 and 2005, which report appears in the September 30, 2006 Annual Report on Form 10-KSB of CompuMed, Inc.



                 /s/  Rose,  Snyder  &  Jacobs
                 -----------------------------
                 Rose,  Snyder  &  Jacobs
                 A  Corporation  of  Certified  Public  Accountants



Encino,  California
December  26,  2006